[Bank of America letterhead]

To: Attn: Telephone: Fax: cc: Telephone: Fax: From:	NNN 901 Civic, LLC & NNN VF 901 Civic, LLC, jointly and severally
c/o Grubb & Ellis Realty Investors, LLC
1551 N. Tustin Ave., Suite 200
Santa Ana
CA 92705 United States
LINH NGUYEN
714 667 8252
714 667 0315
Courtney A Brower
714 667 8252 extn 317
714 667 6860
LaSalle Bank NA

233 South Wacker Drive — Suite 2800 Chicago

Illinois 60606
U.S.A.
Department:	Swaps Operations
Telephone:	(+1) 312 234 2732
Fax:	(+1) 866 255 1144
Date:	18th June 2008
Our Reference No:	44626084 previously known as 4626084
Internal Tracking No:	4626084

Dear Sir/Madam,

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between NNN 901 Civic, LLC & NNN VF 901 Civic, LLC, jointly and severally and LaSalle Bank NA (each a “party” and together “the parties”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below (the “Agreement”).

The definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., (the “Definitions”) are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 12th May 2006, as amended and supplemented from time to time, between the parties. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

In this Confirmation “Party A” means LaSalle Bank NA and “Party B” means NNN 901 Civic, LLC & NNN VF 901 Civic, LLC, jointly and severally.

General Terms:
The terms of the particular Transaction to which this Confirmation relates are as follows:
Notional Amount: Trade Date: Effective Date: Termination Date:	USD 9,837,000.00 16th June 2008 18th June 2008 12th May 2009

Fixed Amounts: Fixed Rate Payer: Fixed Rate Payer Payment Dates:	Party B The 1st of each Month, commencing on 1st July 2008 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate: Fixed Rate Day Count Fraction:	3.33000 per cent Actual/360

Floating Amounts: Floating Rate Payer:

Party A

Floating Rate Payer Payment Dates:

The 1st of each Month, commencing on 1st July 2008 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate for initial Calculation Period: Floating Rate Option: Designated Maturity:	2.48125 per cent USD—LIBOR—BB A 1 Month

Count Fraction; Actual/Reset Dates:	360 First day of each Calculation Period

Business Days: Calculation Agent:	London and New York Party A

Recording of Conversations:

Each party to this Agreement acknowledges and agrees to the recording of conversations between trading and marketing personnel of the parties to this Agreement whether by one or other or both of the parties or their agents.

Account Details:

As advised under separate cover with reference to this Confirmation, each party shall provide appropriate payment instructions to the other party in writing and such instructions shall be deemed to be incorporated into this Confirmation.

Offices:
The Office of Party A for this Transaction is: The Office of Party B for this Transaction is:	Chicago — IL, United States Please send reset notices to fax no. (+1) 866 218 8487 Santa Ana — CA., United States

Derivative Operations (fax no.(+1) 866 255 1444).

LaSalle Bank NA

Amanda Clarke Principal

Authorised Signatory

Accepted and confirmed as of the date first written: NNN 901 Civic, LLC & NNN VF 901 Civic, LLC, jointly and severally

By: Name:
Title:

Our Reference Number: Internal Tracking No:	44626084 4626084